EXHIBIT 23.1    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements Forms S-8 No. 33-40414, 33-77968, 333-26379, 333-36070 and 333-87060 and in this
Form 10-K/A Amendment No. 2 of our report dated November 8, 2002, included in Form 10-K/A Amendment No. 1 with respect to the consolidated financial statements of Woodhead Industries, Inc. for the year ended September 28, 2002.



/s/ Ernst & Young LLP

Chicago, Illinois
March 17, 2003